Exhibit 99.1

RCI Reports Record Revenues and Free Cash Flow for 3Q21

HOUSTON—August 5, 2021—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today reported results for the fiscal 2021 third quarter ended June 30, 2021, and filed its Form 10-Q.

Highlights 3Q21 vs 3Q20

●	Record total revenues of $57.9 million compared to $14.7 million
●	Record net cash from operating activities of $15.0 million and record free cash flow* of $13.0 million
●	Record Nightclubs segment revenues of $41.0 million with 44.7% operating margin
●	Record Bombshells segment revenues of $16.1 million with 27.4% operating margin
●	Consolidated operating margins of 32.0%
●	Strong EPS of $1.37 compared to net loss per share of $0.60
●	Net income of $12.3 million and adjusted EBITDA* of $20.4 million
●	$29.1 million cash and cash equivalents at the end of the period

Eric Langan, President and CEO, said: “Both our Nightclubs and Bombshells segments had their best overall performance in company history. Special thanks to our team members for managing the influx of customers at our locations and helping to shatter our sales records while keeping our costs in line. We continue to press ahead with our growth initiatives. Recently we announced an agreement to acquire 11 clubs in six states and related real estate for $88.0 million in stock, cash and debt. In addition, we are seeking out more nightclub acquisitions, developing more Bombshells, and expanding our list of potential Bombshells franchisee locations.”

Conference Call Today at 5:00 PM ET

●	Live Participant Phone: Toll Free 877-545-0320, International 973-528-0016, Passcode: 417610
●	Live webcast, slides or replay link: https://www.webcaster4.com/Webcast/Page/2209/42364
●	Phone replay: Toll Free 877-481-4010, International 919-882-2331, Passcode: 42364

Meet Management Tonight at 7:00 PM ET

Investors are invited to meet management at one of RCI’s top revenue generating clubs.

●	Thursday, August 5, 2021, 7:00 PM to 9:00 PM ET
●	Rick’s Cabaret New York, 50 W. 33rd Street, New York, NY, between Fifth Avenue and Broadway
●	RSVP your contact information to gary.fishman@anreder.com by 5:00 PM ET today

Nightclubs Segment

●	3Q21 vs 3Q20: Revenues of $41.0 million compared to $6.0 million, an increase of 582.4%. Thirty-six clubs were open all of 3Q21 compared to the year ago quarter, when all clubs were closed the month of April 2020, in line with local and state pandemic regulations, and then in May-June 2020 a limited number began to reopen, but with restrictive curfews and occupancies. 3Q21 operating margin expanded to 44.7% from (50.5%) in 3Q20 due to higher sales and a more favorable sales mix. As a result, segment operating income increased to $18.4 million from a loss of $3.0 million.

●	3Q21 vs 2Q21: Revenues of $41.0 million compared to $30.8 million, an increase of 33.3%, reflecting more clubs open on a more consistent basis, the elimination of restrictions on our northern clubs by the beginning of June, and the ongoing return of our loyal customer base, benefitting from increased vaccinations. Operating margin expanded to 44.7% from 34.0% due to higher sales, in particular, a 46.5% increase in service revenues, primarily from northern clubs. As a result, segment operating income increased by 75.3% to $18.4 million from $10.5 million.

Bombshells Segment

●	3Q21 vs 3Q20: Revenues of $16.1 million compared to $8.5 million, an increase of 88.5%. All 10 Bombshells were open during all of 3Q21 compared to the year-ago quarter, when all units were closed the month of April 2020 in line with local and state pandemic regulations and then in May 2020 began to reopen, but with restrictive curfews and limited occupancies. Operating margin expanded to 27.4% from 21.7% due to higher sales. As a result, segment operating income increased by 138.1% to $4.4 million from $1.9 million.
●	3Q21 vs 2Q21: Revenues of $16.1 million compared to $13.1 million, an increase of 22.4%, reflecting greater brand recognition, more sports events, and increased consumer confidence. Operating margin expanded to 27.4% from 23.9% due to higher sales. As a result, segment operating income increased by 40.2% to $4.4 million from $3.1 million.

Consolidated 3Q21 vs 3Q20

●	Cost of goods sold declined to 15.3% of total revenues from 16.2% due to higher sales and the change in sales mix, in particular, an increase in service revenues to 29.2% from 19.7% of total revenues.
●	Salaries and wages declined to 24.0% of revenues from 36.8%, SG&A improved to 25.4% from 60.5%, and depreciation and amortization decreased to 3.6% from 15.2%.
●	The improvements reflected higher Nightclubs and Bombshells sales and margins, cost-saving initiatives, and lower SG&A expenses relative to sales as compared to the prior year.
●	Operating margin was 32.0% compared to (31.6%) in 3Q20 and 22.3% in 2Q21.
●	Interest expense decreased 7.2% primarily due to lower debt balances.
●	The effective tax rate was an expense of 24.4% compared to a benefit of 20.5%.
●	Debt was $127.6 million at 6/30/21 compared to $132.4 million at 3/31/21. This reflected scheduled paydowns and a $2.0 million paydown related to a sold property.

Note

●	As of the release of this report, we do not know the future extent and duration of the impact of COVID-19 on our businesses. Closures and operating restrictions, as caused by local, state and national guidelines, could lead to adverse financial results. However, we will continually monitor and evaluate the situation and will determine any further measures to be instituted.
●	All references to the “company,” “we,” “our,” and similar terms include RCI Hospitality Holdings, Inc., and its subsidiaries, unless the context indicates otherwise.

*Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:

●	Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: (a) amortization of intangibles, (b) gains or losses on sale of businesses and assets, (c) gains or losses on insurance, (d) impairment of assets, and (e) settlement of lawsuits. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.
●	Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income attributable to RCIHH common stockholders and diluted earnings per share. Adjustment items are: (a) amortization of intangibles, (b) gains or losses on sale of businesses and assets, (c) gains or losses on insurance, (d) unrealized gains or losses on equity securities, (e) impairment of assets, (f) settlement of lawsuits, (g) gain on debt extinguishment, and (h) the income tax effect of the above described adjustments. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at 24.3% and 26.9% effective tax rate of the pre-tax non-GAAP income before taxes for the nine months ended June 30, 2021 and 2020, respectively, and the GAAP income tax expense (benefit). We believe that excluding and including such items help management and investors better understand our operating activities.
●	Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income attributable to RCIHH common stockholders: (a) depreciation and amortization, (b) income tax expense (benefit), (c) net interest expense, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, (f) unrealized gains or losses on equity securities, (g) impairment of assets, (h) settlement of lawsuits, and (i) gain on debt extinguishment. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.
●	Management also uses non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.

About RCI Hospitality Holdings, Inc. (Nasdaq: RICK)

With more than 40 units, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in gentlemen’s clubs and sports bars/restaurants. Clubs in New York City, Chicago, Dallas/Ft. Worth, Houston, Miami, Minneapolis, St. Louis, Charlotte, Pittsburgh, and other markets operate under brand names such as Rick’s Cabaret, XTC, Club Onyx, Vivid Cabaret, Jaguars Club, Tootsie’s Cabaret, and Scarlett’s Cabaret. Sports bars/restaurants operate under the brand name Bombshells Restaurant & Bar. Please visit http://www.rcihospitality.com/

Forward-Looking Statements

This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company’s actual results to differ materially from those indicated in this press release, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the company’s businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, (vi) the impact of the COVID-19 pandemic, and (vii) numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. For more detailed discussion of such factors and certain risks and uncertainties, see RCI’s annual report on Form 10-K for the year ended September 30, 2020, as well as its other filings with the U.S. Securities and Exchange Commission. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.

Media & Investor Contacts

Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

RCI HOSPITALITY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share and percentage data)

	For the Three Months Ended June 30,				For the Nine Months Ended June 30,
	2021		2020		2021		2020
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$25,092	43.4%	$7,623	51.8%	$62,725	44.7%	$45,285	43.7%
Sales of food and merchandise	12,058	20.8%	3,452	23.4%	30,205	21.5%	17,378	16.8%
Service revenues	16,880	29.2%	2,907	19.7%	38,442	27.4%	34,448	33.3%
Other	3,830	6.6%	739	5.0%	8,945	6.4%	6,430	6.2%
Total revenues	57,860	100.0%	14,721	100.0%	140,317	100.0%	103,541	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	4,621	18.4%	1,245	16.3%	11,613	18.5%	8,826	19.5%
Food and merchandise sold	4,043	33.5%	1,128	32.7%	9,961	33.0%	5,974	34.4%
Service and other	208	1.0%	17	0.5%	304	0.6%	148	0.4%
Total cost of goods sold (exclusive of items shown below)	8,872	15.3%	2,390	16.2%	21,878	15.6%	14,948	14.4%
Salaries and wages	13,870	24.0%	5,421	36.8%	36,556	26.1%	30,866	29.8%
Selling, general and administrative	14,697	25.4%	8,908	60.5%	39,467	28.1%	39,889	38.5%
Depreciation and amortization	2,057	3.6%	2,235	15.2%	6,197	4.4%	6,696	6.5%
Other charges, net	(143)	-0.2%	424	2.9%	1,288	0.9%	8,588	8.3%
Total operating expenses	39,353	68.0%	19,378	131.6%	105,386	75.1%	100,987	97.5%
Income (loss) from operations	18,507	32.0%	(4,657)	-31.6%	34,931	24.9%	2,554	2.5%
Other income (expenses)
Interest expense	(2,281)	-3.9%	(2,459)	-16.7%	(7,079)	-5.0%	(7,403)	-7.1%
Interest income	72	0.1%	80	0.5%	194	0.1%	263	0.3%
Non-operating gains (losses), net	9	0.0%	31	0.2%	5,356	3.8%	(103)	-0.1%
Income (loss) before income taxes	16,307	28.2%	(7,005)	-47.6%	33,402	23.8%	(4,689)	-4.5%
Income tax expense (benefit)	3,986	6.9%	(1,437)	-9.8%	5,540	3.9%	(1,262)	-1.2%
Net income (loss)	12,321	21.3%	(5,568)	-37.8%	27,862	19.9%	(3,427)	-3.3%
Net loss attributable to noncontrolling interests	(19)	0.0%	94	0.6%	174	0.1%	135	0.1%
Net income (loss) attributable to RCIHH common shareholders	$12,302	21.3%	$(5,474)	-37.2%	$28,036	20.0%	$(3,292)	-3.2%

Earnings (loss) per share
Basic and diluted	$1.37		$(0.60)		$3.11		$(0.36)

Weighted average shares outstanding
Basic and diluted	9,000		9,125		9,006		9,224

Dividends per share	$0.04		$0.03		$0.12		$0.10

RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP FINANCIAL MEASURES

(in thousands, except per share and percentage data)

	For the Three Months		For the Nine Months
	Ended June 30,		Ended June 30,
	2021	2020	2021	2020
Reconciliation of GAAP net income (loss) to Adjusted EBITDA
Net income (loss) attributable to RCIHH common stockholders	$12,302	$(5,474)	$28,036	$(3,292)
Income tax expense (benefit)	3,986	(1,437)	5,540	(1,262)
Interest expense, net	2,209	2,379	6,885	7,140
Settlement of lawsuits	127	50	280	74
Impairment of assets	271	982	1,672	9,192
Gain on sale of businesses and assets	(541)	(608)	(455)	(645)
Gain on debt extinguishment	-	-	(5,329)	-
Unrealized loss (gain) on equity securities	(9)	(31)	58	103
Gain on insurance	-	-	(209)	(33)
Depreciation and amortization	2,057	2,235	6,197	6,696
Adjusted EBITDA	$20,402	$(1,904)	$42,675	$17,973

Reconciliation of GAAP net income (loss) to non-GAAP net income
Net income (loss) attributable to RCIHH common stockholders	$12,302	$(5,474)	$28,036	$(3,292)
Amortization of intangibles	51	149	209	462
Settlement of lawsuits	127	50	280	74
Impairment of assets	271	982	1,672	9,192
Gain on sale of businesses and assets	(541)	(608)	(455)	(645)
Gain on debt extinguishment	-	-	(5,329)	-
Unrealized loss (gain) on equity securities	(9)	(31)	58	103
Gain on insurance	-	-	(209)	(33)
Net income tax effect	39	(1,840)	(1,702)	(2,499)
Non-GAAP net income	$12,240	$(6,772)	$22,560	$3,362

Reconciliation of GAAP diluted earnings (loss) per share to non-GAAP diluted earnings per share
Diluted shares	9,000	9,125	9,006	9,224
GAAP diluted earnings (loss) per share	$1.37	$(0.60)	$3.11	$(0.36)
Amortization of intangibles	0.01	0.02	0.02	0.05
Settlement of lawsuits	0.01	0.01	0.03	0.01
Impairment of assets	0.03	0.11	0.19	1.00
Gain on sale of businesses and assets	(0.06)	(0.07)	(0.05)	(0.07)
Gain on debt extinguishment	-	-	(0.59)	-
Unrealized loss (gain) on equity securities	(0.00)	(0.00)	0.01	0.01
Gain on insurance	-	-	(0.02)	(0.00)
Net income tax effect	0.00	(0.20)	(0.19)	(0.27)
Non-GAAP diluted earnings per share	$1.36	$(0.74)	$2.50	$0.36

Reconciliation of GAAP operating income to non-GAAP operating income
Income (loss) from operations	$18,507	$(4,657)	$34,931	$2,554
Amortization of intangibles	51	149	209	462
Settlement of lawsuits	127	50	280	74
Impairment of assets	271	982	1,672	9,192
Gain on sale of businesses and assets	(541)	(608)	(455)	(645)
Gain on insurance	-	-	(209)	(33)
Non-GAAP operating income	$18,415	$(4,084)	$36,428	$11,604

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	32.0%	-31.6%	24.9%	2.5%
Amortization of intangibles	0.1%	1.0%	0.1%	0.4%
Settlement of lawsuits	0.2%	0.3%	0.2%	0.1%
Impairment of assets	0.5%	6.7%	1.2%	8.9%
Gain on sale of businesses and assets	-0.9%	-4.1%	-0.3%	-0.6%
Gain on insurance	0.0%	0.0%	-0.1%	0.0%
Non-GAAP operating margin	31.8%	-27.7%	26.0%	11.2%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$14,971	$166	$32,217	$12,147
Less: Maintenance capital expenditures	2,017	-	4,608	2,111
Free cash flow	$12,954	$166	$27,609	$10,036

RCI HOSPITALITY HOLDINGS, INC.

SEGMENT INFORMATION

(in thousands)

	For the Three Months		For the Nine Months
	Ended June 30,		Ended June 30,
	2021	2020	2021	2020
Revenues
Nightclubs	$41,031	$6,013	$97,015	$75,239
Bombshells	16,077	8,531	42,218	27,684
Other	752	177	1,084	618
	$57,860	$14,721	$140,317	$103,541

Income (loss) from operations
Nightclubs	$18,350	$(3,038)	$37,313	$13,002
Bombshells	4,404	1,850	10,263	4,109
Other	321	(92)	107	(423)
General corporate	(4,568)	(3,377)	(12,752)	(14,134)
	$18,507	$(4,657)	$34,931	$2,554

RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP SEGMENT INFORMATION

($ in thousands)

	For the Three Months Ended June 30, 2021					For the Three Months Ended June 30, 2020
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$18,350	$4,404	$321	$(4,568)	$18,507	$(3,038)	$1,850	$(92)	$(3,377)	$(4,657)
Amortization of intangibles	47	4	-	-	51	49	3	96	-	148
Settlement of lawsuits	123	4	-	-	127	50	-	-	-	50
Impairment of assets	271	-	-	-	271	982	-	-	-	982
Loss (gain) on sale of businesses and assets	(512)	9	-	(38)	(541)	(619)	16	-	(4)	(607)
Gain on insurance	-	-	-	-	-	-	-	-	-	-
Non-GAAP operating income (loss)	$18,279	$4,421	$321	$(4,606)	$18,415	$(2,576)	$1,869	$4	$(3,381)	$(4,084)

GAAP operating margin	44.7%	27.4%	42.7%	-7.9%	32.0%	-50.5%	21.7%	-52.0%	-22.9%	-31.6%
Non-GAAP operating margin	44.5%	27.5%	42.7%	-8.0%	31.8%	-42.8%	21.9%	2.3%	-23.0%	-27.7%

	For the Nine Months Ended June 30, 2021					For the Nine Months Ended June 30, 2020
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$37,313	$10,263	$107	$(12,752)	$34,931	$13,002	$4,109	$(423)	$(14,134)	$2,554
Amortization of intangibles	141	11	57	-	209	163	11	287	-	461
Settlement of lawsuits	237	38	5	-	280	74	-	-	-	74
Impairment of assets	1,672	-	-	-	1,672	8,947	245	-	-	9,192
Loss (gain) on sale of businesses and assets	(498)	56	-	(13)	(455)	(619)	16	-	(41)	(644)
Gain on insurance	(165)	-	-	(44)	(209)	(20)	-	-	(13)	(33)
Non-GAAP operating income (loss)	$38,700	$10,368	$169	$(12,809)	$36,428	$21,547	$4,381	$(136)	$(14,188)	$11,604

GAAP operating margin	38.5%	24.3%	9.9%	-9.1%	24.9%	17.3%	14.8%	-68.4%	-13.7%	2.5%
Non-GAAP operating margin	39.9%	24.6%	15.6%	-9.1%	26.0%	28.6%	15.8%	-22.0%	-13.7%	11.2%

RCI HOSPITALITY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$12,321	$(5,568)	$27,862	$(3,427)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,057	2,235	6,197	6,696
Deferred income tax benefit	(430)	(362)	(430)	(1,517)
Gain on sale of businesses and assets	(712)	(713)	(626)	(749)
Impairment of assets	271	982	1,672	9,192
Unrealized loss (gain) on equity securities	(9)	(31)	58	103
Amortization of debt discount and issuance costs	59	65	160	194
Gain on debt extinguishment	-	-	(5,298)	-
Noncash lease expense	434	419	1,282	1,244
Gain on insurance	-	-	(294)	(33)
Doubtful accounts expense (reversal) on notes receivable	36	495	(22)	495
Changes in operating assets and liabilities:
Accounts receivable	1,172	(1,970)	4,309	(53)
Inventories	(76)	108	(107)	(29)
Prepaid expenses, other current assets and other assets	852	2,102	2,346	4,942
Accounts payable, accrued and other liabilities	(1,004)	2,404	(4,892)	(4,911)
Net cash provided by operating activities	14,971	166	32,217	12,147
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses and assets	3,205	1,936	3,213	2,041
Proceeds from insurance	-	-	294	945
Proceeds from notes receivable	34	1,152	95	1,555
Payments for property and equipment and intangible assets	(4,070)	(242)	(10,788)	(5,565)
Net cash provided by (used in) investing activities	(831)	2,846	(7,186)	(1,024)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt obligations	-	5,623	2,176	6,503
Payments on debt obligations	(4,868)	(3,392)	(10,845)	(7,489)
Purchase of treasury stock	-	-	(1,794)	(8,488)
Payment of dividends	(360)	(273)	(1,080)	(920)
Payment of loan origination costs	-	-	(25)	-
Distribution to noncontrolling interests	-	-	-	(31)
Net cash provided by (used in) financing activities	(5,228)	1,958	(11,568)	(10,425)
NET INCREASE IN CASH AND CASH EQUIVALENTS	8,912	4,970	13,463	698
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	20,156	9,825	15,605	14,097
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$29,068	$14,795	$29,068	$14,795

RCI HOSPITALITY HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	September 30,	June 30,
	2021	2020	2020
ASSETS
Current assets
Cash and cash equivalents	$29,068	$15,605	$14,795
Accounts receivable, net	2,458	6,767	6,648
Current portion of notes receivable	217	201	219
Inventories	2,479	2,372	2,627
Prepaid expenses and other current assets	4,062	6,488	3,167
Assets held for sale	4,887	-	2,013
Total current assets	43,171	31,433	29,469
Property and equipment, net	178,087	181,383	181,960
Operating lease right-of-use assets, net	24,481	25,546	25,962
Notes receivable, net of current portion	2,819	2,908	2,896
Goodwill	45,440	45,686	47,109
Intangibles, net	73,019	73,077	73,224
Other assets	922	900	873
Total assets	$367,939	$360,933	$361,493

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$4,909	$4,799	$3,955
Accrued liabilities	11,738	14,573	10,286
Current portion of long-term debt, net	13,695	16,304	17,249
Current portion of operating lease liabilities	1,720	1,628	1,586
Total current liabilities	32,062	37,304	33,076
Deferred tax liability, net	19,960	20,390	20,141
Long-term debt, net of current portion and debt discount and issuance costs	113,908	125,131	125,487
Operating lease liabilities, net of current portion	24,360	25,439	25,863
Other long-term liabilities	354	362	372
Total liabilities	190,644	208,626	204,939

Commitments and contingencies

Equity
Preferred stock	-	-	-
Common stock	90	91	91
Additional paid-in capital	50,040	51,833	52,829
Retained earnings	127,753	100,797	103,956
Total RCIHH stockholders’ equity	177,883	152,721	156,876
Noncontrolling interests	(588)	(414)	(322)
Total equity	177,295	152,307	156,554
Total liabilities and equity	$367,939	$360,933	$361,493